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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by
            Rule14a-6(e)(2))
[ ]         Definitive Proxy Statement
[X]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to Rule 14a-12

                             THE ROUSE COMPANY
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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    Exchange Act Rule 0-11(a)(2) and identify the filing for which
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On November 3, 2004, The Rouse Company issued the following press release.




FOR MORE INFORMATION:                                 FOR IMMEDIATE RELEASE:
Timothy J. Lordan,                                    November 3, 2004
Vice President and Director, Investor Relations
THE ROUSE COMPANY
10275 Little Patuxent Parkway
Columbia, Maryland 21044
(410) 992-6546
www.therousecompany.com


     THE ROUSE COMPANY ANNOUNCES ESTIMATED AMOUNT OF EXTRAORDINARY DIVIDEND,
                    SUSPENSION OF DIVIDEND REINVESTMENT PLAN,
                       AND CONFIRMS CLOSING DIVIDEND

Columbia, Maryland - Officials at The Rouse Company (NYSE: RSE) announced today that Rouse expects the amount of the extraordinary dividend to be paid prior to the effective time of its merger with General Growth Properties, Inc. (NYSE:GGP) in order to satisfy certain tax law requirements relating to real estate investment trusts will be in the range of approximately $2.30 per share. Accordingly, Rouse expects that current shareholders of Rouse who hold their Rouse shares until the effective time of the merger will receive merger consideration of approximately $65.20 per share, plus the extraordinary dividend of approximately $2.30 per share, plus the closing dividend described below.

The foregoing estimate of the approximate amount of the extraordinary dividend is based upon discussions with the Internal Revenue Service (IRS) and is subject to the execution of a mutually acceptable definitive closing agreement with the IRS. Rouse has established the close of business on November 9, 2004 as the record date for determining the holders of Rouse common stock entitled to receive the extraordinary dividend. However, Rouse has not declared the extraordinary dividend and will not do so unless and until the amount of the extraordinary dividend is finally determined and the closing agreement is executed with the IRS. Rouse intends to declare and make a public announcement of the exact amount of the extraordinary dividend once a closing agreement is executed and to pay the extraordinary dividend as promptly as practicable after November 9, 2004. However, there can be no assurance that a mutually acceptable closing agreement will be executed with the IRS. The closing of the merger is subject to the prior payment of the extraordinary dividend and the satisfaction or waiver of all conditions to the merger.

For further information relating to the extraordinary dividend, please refer to the sections entitled "The Merger Agreement - Dividend Adjustment" at page 50 and "Certain Material U.S. Federal Income Tax Consequences" at page 64 of Rouse's definitive proxy statement dated October 8, 2004.

Effective immediately, Rouse will suspend its dividend reinvestment plan. Shares in the dividend reinvestment plan will be entitled to receive the extraordinary dividend.






                                  - more -

THE ROUSE COMPANY ANNOUNCES ESTIMATED AMOUNT OF EXTRAORDINARY DIVIDEND, SUSPENSION OF DIVIDEND REINVESTMENT PLAN, AND CONFIRMS CLOSING DIVIDEND PAGE 2



Rouse also confirmed today that it will pay a closing dividend shortly after completion of the merger to the holders of record as of the close of business on the last business day prior to the effective date of the merger. For purposes of illustration, assuming that the merger were to become effective on November 12, 2004, the record date would be November 11, 2004, and the closing dividend would be $0.29120 per share. The amount of the dividend will increase by $0.00511 per share for each day after November 12, 2004, until the effective date of the merger.

The special meeting of Rouse stockholders will be held on Tuesday, November 9, 2004. At the meeting, Rouse stockholders will be asked to consider and vote on a proposal to approve the merger of a subsidiary of General Growth Properties, Inc. with and into Rouse, as contemplated by the Agreement and Plan of Merger, dated as of August 19, 2004, among Rouse, General Growth Properties and Red Acquisition, LLC. All Rouse stockholders as of the close of business on October 8, 2004 are entitled to vote at the special meeting. Approval of the merger requires the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at the special meeting. Rouse stockholders who do not attend the special meeting in person may vote by telephone or the internet, in addition to voting by mail. For further information or assistance in voting, please contact Rouse's proxy solicitation agent, MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or (212) 929-5500 (collect).



ADDITIONAL INFORMATION

On October 9, 2004, Rouse began mailing its definitive proxy statement, together with a proxy card. Stockholders of the Company are advised to read Rouse's proxy statement, and any other relevant documents filed with the SEC, because they contain important information regarding the merger.

Stockholders may also obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC's website at http://www.sec.gov. Copies of the Company's proxy statement and other SEC filings are also available on the Company's website at http://www.therousecompany.com under "Investor Relations." Copies of the proxy statement and the Company's other filings with the SEC may also be obtained from the Company free of charge by directing a request to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044,
Attention: Investor Relations. In addition, copies of Rouse's proxy materials may be requested by contacting Rouse's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Stockholders should read the definitive proxy statement carefully before making any voting decisions.


                                  - more -



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THE ROUSE COMPANY ANNOUNCES ESTIMATED AMOUNT OF EXTRAORDINARY DIVIDEND,
SUSPENSION OF DIVIDEND REINVESTMENT PLAN, AND CONFIRMS CLOSING DIVIDEND
PAGE 3



Information regarding Rouse's directors and executive officers who were in office at the time of the 2004 annual meeting of stockholders is available as to those directors and executive officers in the Company's proxy statement for that meeting which was filed with the SEC on April 2, 2004. In addition to those directors and executive officers, a director appointed since the 2004 annual meeting, other members of Rouse management and the Company's employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956. A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. Additionally, the Company is the developer of the master-planned communities of Columbia and Fairwood in Maryland, Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Tex. The Company is also an investor in The Woodlands, a planned community north of Houston, Tex.


THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH REFLECT THE COMPANY'S CURRENT VIEW WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL OR ANTICIPATED RESULTS. THE WORDS "WILL," "PLAN," "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "TARGET," "INTEND," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. THE ROUSE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FOR A DISCUSSION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL OR ANTICIPATED RESULTS, INCLUDING REAL ESTATE INVESTMENT RISKS, DEVELOPMENT RISKS AND CHANGES IN THE ECONOMIC CLIMATE, SEE EXHIBIT 99.1 OF THE ROUSE COMPANY'S FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004.

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